Moffatt Thomas

MOFFATT THOMAS BARRETT ROCK & FIELDS, CHTD.

Boise
Idaho Falls
Pocatello
Twin Falls

Eugene C. Thomas
John W. Barrett
R. B. Rock
Richard C. Fields
John S. Simko
John C. Ward
D. James Manning
Gary T. Dance
Larry C. Hunter
Randall A. Peterman
Mark S. Prusynski
Stephen R. Thomas
Glenna M. Christensen
Gerald T. Husch
Scott L. Campbell
Robert B. Burns
Michael E. Thomas
Patricia M. Olsson
Bradley J Williams
Lee Radford
Michael O. Roe
David S. Jensen
James L. Martin
C. Clayton Gill
Michael W. McGreaham
David P. Gardner
Julian E. Gabiola
Angela Schaer Kaufmann
Kimberly D. Evans Ross
Paul D. McFarlane
Jon A. Stenquist
Tyler J. Henderson
Jason G. Murray
Mark C. Peterson
Andrew J. Waldera
Tyler J. Anderson
Dylan B. Lawrence
Russell G. Metcalf
Benjamin C. Ritchie

Robert E. Bakes, *of counsel*
Morgan W. Richards, *of counsel*

Willis C. Moffatt, 1907-1980
Kirk R. Helvie, 1956-2003

US Bank Plaza Building
101 S Capitol Blvd 10th Fl
PO Box 829
Boise Idaho 83701 0829

208 345 2000
800 422 2889
208 385 5384 Fax
www.moffatt.com

September 20, 2006

Intrepid Technology & Resources, Inc.
501 West Broadway, Suite 200
Idaho Falls, Idaho 83204

Gentlemen:

We have acted as special counsel to Intrepid Technology & Resources, Inc., an Idaho corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form SB-2, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 85,824,035 shares of the Company's common stock 0.005 par value (the "Shares").

In connection therewith, we have examined and relied upon the original or copies certified to our satisfaction of (i) Certificate of Incorporation and the Bylaws of the Company as amended; (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Shares by the Company; (iii) the Registration Statement and any and all exhibits thereto; and (iv) such other documents as we have deemed necessary for the expression of the opinions contained herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of the Certificate of Incorporation, Bylaws, minutes, records, resolutions and other documents or writings of the Company we have relied to the extent we deem reasonably appropriate upon representations or certificates of officers or directors of the Company without independent check or verification of their accuracy.

Based on the foregoing and having due regard for such legal considerations as we deem relevant, we are of the opinion that the 85,824.035 shares of common stock, subject to issuance as described in the Registration Statement have been duly authorized for issuance, and when sold pursuant to the terms of the Registration Statement, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under "Legal Matters" in the Prospectus forming a part of such Registration Statement.

Very truly yours,

John S. Simko

JSS/vrg